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                                                                   EXHIBIT 10.14


                                                                   June 30, 2000

Mr. Anders Axelsson
Quantum Snap Division Corporation
2001 Logic Drive
San Jose, CA 95124


Dear Anders,

This letter will outline Quantum Corporation's Hard Disk Drive Group position on pricing and terms to the Quantum Snap Division Corporation, relative to the purchase of Quantum hard drive products.

The Snap Division is recognized as a strategic partner and industry leader in the fast growing network attached storage (NAS) segment. As such, Quantum HDD will provide Snap with best-in-class pricing, consistent with our strategy to promote and participate in the success of new technologies, which leverage our products. Disk drive pricing to Snap will be based on a 2% uplift over our most favorable OEM pricing, and will be adjusted quarterly.

Additionally, Quantum HDD will commit to assurance of supply based on a six month forward looking forecast with a 50% upside flexibility provision. Additional upside requests will be made on a best effort basis.

The term of this agreement shall remain in effect for a minimum of two years from the date signed.

Quantum HDD looks forward to a mutually beneficial relationship as the market opportunity for NAS explodes. We are enthusiastic about the prospects for growth and look forward to being an integral part of Snap's success.

Best Regards,

/s/ THOMAS SCOTT
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Thomas Scott
Executive Vice President, Sales and Marketing
Quantum Corporation

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Accepted By,



/s/ THOMAS SCOTT
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Thomas Scott
Executive Vice President, Sales and Marketing
Quantum Corporation



/s/ ANDERS AXELSSON
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Anders Axelsson
General Manager
Quantum Snap Division Corporation